Exhibit 24.1
                                POWER OF ATTORNEY


             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael T. Fries and J. Timothy Bryan, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign the fiscal year 1996 annual report on Form 10-K of UIH Australia/Pacific, Inc., a Colorado corporation (the ACompany@), to be filed with the Securities and Exchange Commission (the ACommission@), and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done on behalf of the Company by virtue hereof.


Date:  March 27, 1997                    /s/ Gene W. Schneider
                                         --------------------------------------
                                         Gene W. Schneider


Date:  March 27, 1997                    /s/ Michael T. Fries
                                         --------------------------------------
                                         Michael T. Fries


Date:  March 27, 1997                    /s/ J. Timothy Bryan
                                         --------------------------------------
                                         J. Timothy Bryan


Date:  March 27, 1997                    /s/ Mark L. Schneider
                                         --------------------------------------
                                         Mark L. Schneider


Date:  March 27, 1997                    /s/ Valerie L. Cover
                                         --------------------------------------
                                         Valerie L. Cover